                                                                   EXHIBIT 10.46

                         RIGHT OF FIRST OFFER AGREEMENT


     THIS RIGHT OF FIRST OFFER AGREEMENT (this "Agreement") is made and entered into as of November 1, 2006 by and among IPG Laser GmbH, a limited liability company organized under the laws of Germany ("IPG Laser"), Scientific and Technical Association IRE Polus, a limited liability company organized under the laws of the Russian Federation (the "Company") and Valentin P. Gapontsev, Ph.D. (the "Participant") who holds a voting equity interest in the Company.

                                    RECITALS

     A. WHEREAS, the Participant owns 26.7% of the voting equity interest in the Company (said voting equity interest, together with any voting equity interest now owned or subsequently acquired by Participant, his permitted transferees or assigns, is hereinafter referred to as the "Interest");

     B. WHEREAS, IPG Laser owns 51% of the voting equity interest in the Company;

     C. WHEREAS, IPG Photonics Corporation, a Delaware corporation ("IPG"), intends to enter into an Underwriting Agreement (the "Underwriting Agreement") by and between it, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and each of the other Underwriters named in Schedule A thereto (collectively, the "Underwriters"), pursuant to which IPG intends to consummate an initial public offering of shares of its common stock;

     D. WHEREAS, IPG Laser is a wholly-owned subsidiary of IPG;

     E. WHEREAS, simultaneous with the execution hereof, the Participant is granting IPG Laser the power to exercise the Participant's voting interest with respect to the Interest pursuant to an Irrevocable Proxy Coupled with Interest substantially in the form attached hereto as Exhibit A (the "Proxy");

     F. WHEREAS, the Participant is also a substantial stockholder of IPG and will draw a substantial benefit from the initial public offering of IPG; and

     G. WHEREAS, as a material inducement to the Underwriters to enter into the Underwriting Agreement, the Participant has agreed to grant (i) to IPG Laser the power to exercise the Participant's voting interest with respect to the Interest pursuant to the Proxy and (ii) to IPG Laser a right of first offer with respect to any proposed transfer of the Interest, or any portion thereof, pursuant to this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Right of First Offer.

     (a) The Participant hereby agrees that he shall not assign, sell, offer to sell, pledge, mortgage, hypothecate, encumber, dispose of or enter into any other like transaction involving the transfer or encumbrance of the Interest, in whole or in part (each a "Transfer"), to any participant of the Company other than IPG Laser without first offering such interest to IPG Laser at a price equal to the lesser of (x) the proportionate interest in the net asset value of the Company as of June 30, 2006 represented by the interest to be transferred,
(y) the fair value of the interest to be transferred as determined in good faith and approved by the Audit Committee of the Board of Directors of IPG as of a date within three months of the proposed transfer or (z) the bona fide purchase price proposed to be paid by any participant of the Company, if any, for the interest to be transferred. Prior to any Transfer of the Interest, in whole or in part, to any participant of the Company, the Participant must deliver a written notice (the "Notice") to IPG Laser, which Notice must include (i) a statement of the intent to Transfer the Interest (or some portion thereof) , the material terms and conditions of the proposed Transfer and the identity of the proposed transferee, (ii) a copy of any written offer, term sheet or purchase agreement from any participant of the Company setting forth all material terms, including the bona fide consideration to be paid, and (iii) an offer to sell the Interest (or such portion thereof in question) to IPG Laser on the terms set forth in this Agreement. IPG Laser may elect to purchase all or part of the Interest (or such portion thereof being offered) by sending written notice to the Participant accepting the offer to purchase the Interest (or such portion thereof being offered) at a price equal to the lesser of clauses (x), (y) or (z) above within thirty (30) days following receipt of the Notice. The closing will take place on a mutually agreeable date to be not more than thirty (30) days following the exercise of the right of first offer hereunder by IPG Laser.

     (b) If IPG Laser does not exercise the right of first offer by the end of the thirty (30) day period referred to above, the Participant, subject to
Section 1(a) hereof, will be free to sell the membership interest described in the Notice to such participant of the Company on terms not worse to the Participant than those set forth in the Notice, at any time within ninety (90) days thereafter. Regardless of whether such sale is completed, the right of first offer set forth in this Section 1 will remain in full force and effect.

     (c) Any Transfer of the Interest (or any portion thereof) by the Participant not made in compliance with the requirements of this Agreement shall be void ab initio and shall not be recognized by the Company.

     (d) If the Participant becomes obligated to Transfer the Interest (or any portion thereof) to IPG Laser pursuant to this Agreement and fails to deliver the Notice in accordance with the terms of this Agreement, IPG Laser may, at its option, in addition to all other remedies it may have, send to the Participant the purchase price for the Interest (or portion thereof) as is herein specified and the Company shall take such steps as are required under the laws of the Russian Federation to effect the transfer of the Participant's shares to IPG Laser.

     2. Representations, Warranties and Covenants of the Participant. The Participant represents, warrants and covenants to IPG Laser as follows:

     (a) The Participant is the sole beneficial and record owner, and has good and marketable title to, the Interest, and, except as provided for in the Proxy, has sole and full power to vote or direct the voting of the Interest with no limitations, qualifications or restrictions on such rights, and no other person has any interest in the Interest (or any portion thereof).

     (b) As of the date hereof the Interest is, and at all times up until a Transfer of all of the Interest in compliance with the terms hereof, the Interest will be, free and clear of any rights of first offer, co-sale rights or other similar rights, other than those rights described herein and in the charter documents of the Company.

     (c) The Participant has the legal capacity and full power and authority to make, enter into and carry out the terms of this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by the Participant and constitutes a valid and binding agreement of the Participant, enforceable against the Participant in accordance with the terms of this Agreement.

     (d) Except for the Proxy, none of the Interest is subject to any voting trust, proxy, or other agreement, arrangement or restriction with respect to voting.

     (e) The Participant agrees that, except for the Proxy, he shall not enter into any voting arrangement, whether by proxy, power-of-attorney, voting agreement, voting trust or otherwise, directly or indirectly, with respect to the Interest.

     (f) The execution and delivery of this Agreement by the Participant does not, and the performance of this Agreement by the Participant will not, (i) conflict with or violate any law applicable to the Participant or by which the Participant or any of the Participant's assets is bound or affected, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any assets of the Participant, including, without limitation, the Interest, pursuant to, any notice, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligations to which the Participant is a party or by which the Participant or any of the Participant's assets is bound or affected.

     3. Additional Documents. Upon request of the other party, the Participant and IPG Laser hereby covenant and agree to execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement or the Proxy.

     4. No Impairment. The Participant shall not take, or fail to take, any action or avoid or seek to avoid the observance or performance of any of the terms of this Agreement to be observed or performed hereunder or the Proxy, but will at all times in good faith assist in the carrying out of all the provisions of this Agreement and the Proxy and in the taking of all action as may be necessary or appropriate in order to protect the rights of IPG Laser hereunder and thereunder.

     5. Term. This Agreement shall terminate and shall have no further force or effect at such time as the Interest shall have been transferred in its entirety in compliance with the terms of this Agreement.

     6. Miscellaneous.

     (a) Severability. If any term, provision, covenant, representation, warranty or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants, representations, warranties and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties' intent in entering into this Agreement.

     (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of any party hereunder may be assigned without the prior written consent of the other parties hereto.

     (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by each of the parties hereto.

     (d) Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing, executed on behalf of the party or parties against whom enforcement is sought. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (e) Specific Performance; Injunctive Relief. The Participant acknowledges that IPG Laser will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants, representations, warranties or agreements of the Participant set forth herein. Therefore, the Participant hereby unconditionally and irrevocably agrees that IPG Laser shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of any Transfer of the Interest (or any portion thereof) not made in strict compliance with this Agreement).

     (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgement of complete transmission) to the parties at the following addresses (or at such


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

other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

                  If to IPG Laser, to:

                        IPG Laser GmbH
                        Siemensstrasse 7
                        D-57299 Burbach, Germany
                        Attn: Valentin P. Gapontsev
                        Fax: 49-27-3644-342

                  With a copy to:

                        IPG Photonics Corporation
                        50 Old Webster Road
                        Oxford, Massachusetts 01540
                        Attn: Angelo P. Lopresti
                        Fax: 508-373-1134

                  If to the Participant:

                        IPG Photonics Corporation
                        50 Old Webster Road
                        Oxford, Massachusetts 01540
                        Fax: (508) 373-1101

     (g) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Russian Federation, without giving effect to any choice or conflict of law provision or rule (whether of the laws of the Russian Federation or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Russian Federation.

     (h) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

     (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     (j) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Right of First Offer Agreement on the date first above written.

                                             IPG LASER GMBH



                                             By: /s/ Eugene Shcherbakov
                                                --------------------------------
                                             Name:  Eugene Shcherbakov
                                             Title: Managing Director


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


                                             Valentin P. Gapontsev



                                             /s/ Valentin P. Gapontsev
                                             -----------------------------------



                                             Scientific and Technical
                                             Association IRE Polus



                                             By: /s/ Igor Samartsev
                                                --------------------------------
                                             Name:  Igor Samartsev
                                             Title: Acting General Manager

                                    EXHIBIT A

                     Irrevocable Proxy Coupled with Interest

                     IRREVOCABLE PROXY COUPLED WITH INTEREST

     Valentin P. Gapontsev (the "Participant") hereby irrevocably appoints IPG Laser GmbH, a limited liability company organized under the laws of Germany ("IPG Laser"), as his sole and exclusive attorney-in-fact and proxy, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the Participant is entitled to do so under applicable law) with respect to all of the Participant's voting or equity interests in Scientific and Technical Association IRE Polus, a limited liability company organized under the laws of the Russian Federation (the "Company"), that now are or hereafter may be beneficially owned by the Participant, and any and all other voting or equity interests in the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Interest"), in accordance with the terms of this Irrevocable Proxy Coupled With Interest (the "Proxy"). The Interest beneficially owned by the Participant as of the date of this Proxy is listed on the final page of this Proxy. Upon the Participant's execution of this Proxy, any and all prior proxies given by the Participant with respect to any portion of the Interest are hereby revoked and the Participant agrees not to grant any subsequent proxies with respect to the Interest, or any portion thereof.

     IPG Laser is hereby authorized and empowered by the Participant, at any time, to act as the Participant's true and lawful attorney-in-fact and proxy to vote the Interest, and to exercise all voting, consent and similar rights of the Participant with respect to the Interest, including, without limitation, the power to execute and deliver in the Participant's name any consent, certificate or other document that may be required by law.

     For a period of three years from the date hereof, the Participant agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Interest, or any portion thereof, or to make any offer or agreement relating thereto except pursuant to and in compliance with the terms of that certain Right of First Offer Agreement, dated as of November __, 2006, by and among IPG Laser, the Company and the Participant. All authority herein conferred shall survive the death or incapacity of the Participant and any obligation of the Participant shall be binding upon the heirs, personal representatives, executors, administrators successors and assigns of the Participant.

     IPG Photonics Corporation, a Delaware corporation ("IPG"), intends to enter into an Underwriting Agreement (the "Underwriting Agreement") by and between it, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and each of the other Underwriters named in Schedule A thereto (collectively, the "Underwriters"), pursuant to which IPG intends to consummate an initial public offering of shares of its common stock from which the Participant will recognize a substantial benefit. This Proxy is being granted as a material inducement to the Underwriters to enter into the Underwriting Agreement and to consummate the transactions described therein, and is therefore coupled with an interest and is irrevocable.

     This Proxy shall be governed by, construed and enforced in accordance with the laws of the Russian Federation, without giving effect to any choice or conflict of law provision or rule (whether of the laws of the

Russian Federation or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Russian Federation.

     If any term, provision, covenant, representation, warranty or restriction of this Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants, representations, warranties and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Participant and IPG Laser agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties' intent in entering into this Agreement.

Dated: November 1, 2006



                                                Valentin P. Gapontsev



                                                /s/ Valentin P. Gapontsev
                                                --------------------------------

                                                Interest beneficially owned:
                                                26.7% of the total voting equity
                                                interest in the Company
                                                Place of residence:
                                                Home address:
                                                Passport number and country of
                                                issuance:


Registered Address of IPG Laser:

Siemensstrasse 7
D-57299 Burbach, Germany


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